Exhibit 15

Securities and Exchange Commission
450 Fifth Street, NW
Washington D.C., 20549

Commissioner,

We are aware that our report dated August 2, 2006 on our review of interim financial information of Southern Copper Corporation for the three and six-month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement No. 333-135170 dated June 20, 2006 on Form S-4, as amended.

Yours very truly,

PRICEWATERHOUSECOOPERS

Mexico City
August 2, 2006